Exhibit 32-2
              SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER




                  CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002(18 U.S.C. 1350)

The undersigned, Peter W. Seaman, Principal Accounting Officer of United Medicorp, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10Q for the quarter ended March 31, 2005 (the "Report").

The undersigned hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 11th day of August 2005.


/s/ Peter  W. Seaman
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Peter W. Seaman
Principal Accounting Officer